EXHIBIT 3.2
AMENDED AND RESTATED
BY-LAWS
OF
CTC COMMUNICATIONS CORP.
(formerly Computer Telephone Corp.)

ARTICLE I
Stockholders
Section 1.	ANNUAL MEETING.  The Annual Meeting of Stockholders
shall be held on the third Monday in August in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 A.M. unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no Annual Meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the Annual Meeting.

Section 2.	SPECIAL MEETINGS.  Special meetings of stockholders may
be called by the President or by the Directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent (40%) in interest of the capital stock entitled to vote at the meeting. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

Section 3. 	PLACE OF MEETING.  All meetings of stockholders shall be
held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

Section 4. 	NOTICE OF MEETINGS.  Except as hereinafter provided, a
written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who, by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 5. 	QUORUM.  The holders of a majority interest of all stock
issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

Section 6. 	VOTING AND PROXIES.  Each stockholder shall have one
vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. 	ACTION AT MEETING.  When a quorum is present, the
holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

Section 8. 	ACTION WITHOUT MEETING.  Any action taken by
stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meeting of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9. 	NOTICE OF STOCKHOLDER BUSINESS AND NOMINATION OF
DIRECTORS.

	(a)	Annual Meetings of Stockholders.
	(i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (x) pursuant to the corporation's notice of meeting, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 9, is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section 9.

	(ii) For nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (z) of paragraph
(a)(i) of this Section 9, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation at the principal executive office of the corporation not less than 60 days nor more than
90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than
60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of
(x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made.  Such stockholder's notice shall set forth:  (1)
as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended
(the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

	(iii)  Notwithstanding anything in the second sentence of paragraph
(a)(ii) of this Section 9 to the contrary, in the event that any person nominated by the Board of Directors of the corporation for election as a Director (other than a person nominated to fill a vacancy created by the death of a Director) was not a Director or nominee named (x) in the corporation's proxy statement for the preceding annual meeting or (y) in a public announcement made by this corporation at least 60 days prior to the first anniversary of the preceding year's annual meeting
(a "New Nominee"), a stockholder's notice required by this Section 9 shall also be considered timely if it shall be delivered to the Clerk of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the date on which public announcement is first made by the corporation of the election or nomination of such New Nominee to the Board of Directors.

	(iv) The corporation shall set forth in its proxy statement for each annual meeting of stockholders the date by which notice of nominations by stockholders of persons for election as a Director or for other business proposed to be brought by stockholders at the next annual meeting of stockholders must be received by the corporation to be considered timely pursuant to this Section 9. With respect to the first annual meeting of stockholders after the adoption of this Section 9, the corporation shall issue a public announcement setting forth such information not less than 30 days prior to the applicable date.

(b)	Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors of the corporation may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) by any stockholder of the corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 9,
(2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 9. Stockholders desiring to nominate persons for election to the Board of Directors at such a special meeting of stockholders shall deliver the stockholder's notice required by paragraph (a)(ii) of this Section 9 to the Clerk of the corporation at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (A) the 60th day prior to such special meeting and (B) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)	General.

	(i) Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 9. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective proposal shall be disregarded.

	(ii) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to limit the corporation's obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act or any successor Rule.

ARTICLE II
Directors

Section 1.	POWERS.  The business of the corporation shall be managed
by a Board of Directors who may exercise all the powers of the corporation including, but not limited to, the issuance of stock, except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2. 	NUMBER.  The Board of Directors shall fix the
number of Directors at not less than three nor more than eleven Directors; provided, however, that the number of Directors shall be fixed at not less than two whenever there shall be only two stockholders and not less than one whenever there shall be only one stockholder. The number of Directors may be increased or decreased at any time or from time to time by the vote of a majority of the Directors then in office. No Director need be a stockholder.

Section 3. 	CLASSIFICATION, ELECTION AND TENURE.  The
Directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the duration of the term for which they severally hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the Board of Directors in connection with such election.

	Each initial Director in Class I shall hold office for a term expiring at the 1998 annual meeting of stockholders; each initial Director of Class II shall hold office for a term expiring at the 1999 annual meeting of stockholders; and each initial Director of Class III shall hold office for a term expiring at the 2000 annual meeting of stockholders. Each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation, removal or disqualification. At each annual meeting of stockholders following the 1998 annual meeting, the stockholders shall elect the successors of the class of Directors whose term expires at that meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

	The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to Section 2 of this Article
II, in order to ensure that the three classes shall be as nearly equal in number as possible.

	Section 4. 	VACANCIES. Subject to the rights of the holders of shares of any class or series of Preferred Stock, any vacancies on the Board of
Directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director, and newly created Directorships resulting from any increase in the number of Directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these By-laws.  Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified or until his earlier death, resignation or removal.  The Directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirement of law or of the number of Directors as required for a quorum or for any vote or other actions.

	Section 5. 	RESIGNATION.  Any Director may resign by delivering his
written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

	Section 6. 	REMOVAL.  Except as otherwise provided in the Articles of
Organization or these By-laws relating to the rights of the holders of any class or series of Preferred Stock voting separately by class or series, to elect Directors under specified circumstances any Director or Directors may be removed from office but only for cause and only by either the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than a majority of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting, or by the affirmative vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body opposing him.

	Section 7. 	MEETINGS.  Regular meetings of the Directors may be held
without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders or the special meeting held in lieu thereof, following such meetings of stockholders.

	Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.

	Section 8. 	NOTICE OF MEETINGS.  Notice of all special meetings of the
Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person, by telephone, facsimile or email at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

	Section 9. 	QUORUM.  At any meeting of the Directors, a majority of the
Directors then in office shall constitute a quorum.  Less than a quorum may adjourn any meeting from time to time without further notice.

	Section 10. 	ACTION AT MEETING.  At any meeting of the Directors at
which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide such matter.

	Section 11. 	ACTION BY CONSENT.  Any action by the Directors may be
taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' Meetings. Such consent shall be treated as a vote of the Directors for all purposes.

	Section 12. 	COMMITTEE.  The Directors may, by vote of a majority of
the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws, they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors, or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

	Section 13. 	MEETING BY TELECOMMUNICATIONS.  Members of the Board of
Directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE III
Officers

	Section 1. 	ENUMERATION.  The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a chairman of the Board of Directors, one or more Vice Presidents, Assistant
Treasurer, Assistant Clerks and Secretary as the Directors may determine.

	Section 2. 	ELECTION.  The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders.  Other officers may be chosen by the Directors at such meeting or at any other meeting.

	Section 3. 	QUALIFICATION.  The President may, but need not be, a
Director. No officer need be a stockholder. Any two or more officers may be held by the same person provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

	Section 4. 	TENURE.  Except as otherwise provided by law, the Articles of
Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of the stockholders, unless a shorter term is specified in the vote choosing or appointing them.  An officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or
Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

	Section 5. 	REMOVAL.  The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

	Section 6. 	CHAIRMAN, PRESIDENT AND VICE PRESIDENT.  The Chairman of the
Board of Directors, if there be one, shall be the chief executive officer of the corporation and shall, when present, preside at all meetings of the stockholders and at all meetings of the Board of Directors.  The President shall have such duties and powers as are prescribed by the Board of
Directors.  Any Vice President shall have such powers as the Directors may from time to time designate.

	Section  7. 	TREASURER AND ASSISTANT TREASURER.  The Treasurer shall,
subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

	Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

	Section 8.	CLERK AND ASSISTANT CLERKS.  The Clerk shall keep a record of the meetings of stockholders.  Unless a Transfer Agent is appointed, the
Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

	In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.

	Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary
Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

	Section 9.	SECRETARY AND ASSISTANT SECRETARIES.  If a Secretary is
elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

	Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

	Section 10. 	OTHER POWERS AND DUTIES.  Each officer shall, subject to
these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE IV
Indemnification of Directors and Officers

	The corporation shall to the extent legally permissible indemnify each of its directors and officers and each person who shall serve or shall have served at its request as a director or officer of another corporation (and the heirs, executors and administrators of such director, officer and other person) against all expenses and liabilities which he has reasonably incurred in connection with or arising out of any actual or threatened action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation or by reason of his serving or having served at its request as a director or officer of another corporation (whether or not he continues to be a director, or officer, at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, provided no such indemnification shall be made in relation to matters as to which such director or officer shall be finally adjudged in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. In the event that a settlement or compromise of such action, suit or proceeding is effected, indemnification may be had but only if the Board of Directors shall have been furnished with an opinion of counsel for the corporation to the effect that such settlement or compromise is in the best interest of the corporation and that such director or officer does not appear not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, and if the Board of Directors shall have adopted a resolution approving such settlement or compromise.

	The foregoing right of indemnification shall not be exclusive of other rights to which any director, officer or other corporate personnel may be entitled as a matter of law.

ARTICLE V
Capital Stock

	Section 1. 	CERTIFICATE OF STOCK.  Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors.  The certificate shall be signed by the President or a Vice President, and by the Treasurer or an
Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

	Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

	Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and right, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

	Section 2. 	TRANSFERS.  Subject to the restrictions, if any, stated or
noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of the By-Laws.

	It shall be the duty of each stockholder to notify the corporation of his post office address.

	Section 3. 	RECORD DATE.  The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any
adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent.  In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.  Without fixing such record date, the Directors may for any of such purposes close the transfer books for all or any part of such period.

	Section 4. 	REPLACEMENT OF CERTIFICATES.  In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate may be issued in place thereof, upon such terms as the Directors may prescribe.
ARTICLE VI

	Section 1. 	FISCAL YEAR.  Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending March 31.

	Section 2.	SEAL.  The seal of the corporation shall, subject to
alterations by the Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

	Section 3.	EXECUTION OF INSTRUMENTS.  All deeds, leases, transfers,
contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

	Section 4. 	VOTING OF SECURITIES.  Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation
(with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.  The President shall have the power to vote any such securities held by this corporation unless the Directors shall, by vote, otherwise stipulate.

	Section 5. 	CORPORATE RECORDS.  The original, or attested copies, of the
Articles of Organization, By-Laws and records of all meetings of the incorporates and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk.  Said copies and records need not all be kept in the same office.  They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

	Section 6.	CORPORATION MAY ACT AS PARTNER.  The corporation, in
accordance with the Articles of Organization and Section 9A of the General Laws of Massachusetts, Chapter 156B (Ter. Ed.) is hereby empowered to be a partner in any business enterprise which the corporation would have power to conduct itself.

	Section 7. 	ARTICLES OF ORGANIZATION.  All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of
Organization of the corporation, as amended and in effect from time to time.

	Section 8.	AMENDMENTS.  Except as otherwise required by law, these By-
Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of these By-Laws with respect to removal of
Directors or the election of committees by Directors and delegation of powers thereto, or amendment of these By-Laws.  No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-Laws.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the
Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the
By-Laws.

ARTICLE VII
Repayment of Disallowed Expenses

	Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE VII
Control Share Acquisitions Statute

	The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions (as defined in said Chapter 110D) of the corporation.